EXHIBIT 99.1

Company Contact:	The Investor Relations Company:
Paul A. Brown, M.D., Chairman	Brien Gately
(561) 478-8770, Ext. 123	(847) 296-4200
HearUSA REPORTS STRONG THIRD QUARTER, NINE MONTH RESULTS
•	Revenues in Third Quarter Increase 11.9 Percent Over Prior Year

•	Net Loss Narrows To Less Than One Cent Per Share
West Palm Beach, Fla., November 9, 2005 – HearUSA, Inc. (AMEX: EAR) today reported net revenues in the third quarter of 2005 rose 11.9 percent to $19.6 million from net revenues of $17.5 million in the third quarter of last year. Revenues for the first nine months of 2005 were $57.7 million compared with $50.8 million during the comparable period a year ago, an increase of 13.6 percent. The nine month period of 2005 also included an extra week, which occurred in the first quarter of the year.
HearUSA posted a net loss applicable to common stockholders for the third quarter ended October 1, 2005 of $89,000, or less then one cent per share, compared with a net loss applicable to common stockholders of $233,000, or one cent per share, in the third quarter a year earlier. For the nine month period of 2005 the company recorded a net loss applicable to common stockholders of $376,000, or one cent per share. This compares with a net loss of $2.8 million, or nine cents per share, in the first nine months of 2004. For both nine month periods, centers divested in the second quarter of 2005 are treated as discontinued operations.
Additionally, third quarter results include $663,000 of non-cash debt discount amortization expense. This compares with debt discount amortization expense of $532,000 in the third quarter of 2004. For the first nine months of 2005, debt discount amortization expense was $1.8 million, compared with $1.6 million in the first nine months of 2004.
“We continued to experience strong revenue growth in the third quarter as our strategy to enhance revenues, both through enhanced sales at existing centers and through strategic acquisitions, is having an increased effect,” said Stephen J. Hansbrough, president and chief executive officer. “We are continuing to examine every aspect of our operations and we will not be satisfied until we are consistently and increasingly profitable,” Hansbrough added.
“The third quarter was marked by significant progress,” said founder and chairman Paul A. Brown, M.D. “Clearly the initiatives we have taken to control our costs combined with the acquisitions and other structural changes we made this year are gaining traction. We said in earlier announcements that we have taken all the steps to prepare HearUSA for profitable growth. We are now on the verge of realizing that growth. We believe that our infrastructure is sufficient to support revenue levels well beyond what they are at present without corresponding increases in our cost structure and, therefore, more profitable performance. We have put in place a team of talented executives and tasked them with identifying acquisition opportunities that will increase our revenue and profit base.
“These factors, combined with our established revenue base and reputation for excellent service should increasingly manifest themselves in continued growth in revenues and consistently profitable performance,” Dr. Brown concluded.
About HearUSA
HearUSA provides hearing care to patients through contracts with health insurance and managed care organizations and to retail “self-pay” patients. The company-owned clinics are located in California, Florida, New York, New Jersey, Massachusetts, Ohio, Michigan, Missouri and the province of Ontario Canada. In addition, the company has a network of approximately 1,400 affiliated audiologists in 49 states. For further information, click on “investor information” at HearUSA’s website www.hearusa.com.
HearUSA will hold a conference call on November 9, 2005 at 4:15 p.m. Eastern Time to allow securities analysts and shareholders the opportunity to hear management discuss the company’s Third Quarter Results. The call is being webcast by Vcall and can be accessed at HearUSA’s website at www.hearusa.com <http://www.hearusa.com> or investors can access the webcast at http://www.investorcalendar.com/IC/CEPage.asp?ID=97497. The conference can also be listened to by telephone by dialing (toll free) 877-407-9210 (international) 201-689-8049.
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HearUSA, Inc.
Consolidated Balance Sheets

ASSETS	October 1,	December 25,
	2005	2004
	(unaudited)	(audited)
Current assets
Cash and cash equivalents	$3,152,769	$2,615,379
Restricted cash and investment securities	431,000	435,000
Accounts and notes receivable, less allowance for doubtful accounts of $381,528 and $373,583	6,620,397	5,876,699
Inventories	904,785	801,234
Prepaid expenses and other	1,409,031	557,435
Current assets held for sale	—	77,458

Total current assets	12,517,982	10,363,205
Property and equipment, net	3,312,972	3,346,788
Goodwill	36,282,984	33,210,380
Intangible assets, net	11,492,728	11,094,169
Deposits and other	617,389	551,148
Long-term assets held for sale	—	736,125

	$64,224,055	$59,301,815

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$7,546,049	$6,644,600
Accrued expenses	2,129,025	2,303,601
Accrued salaries and other compensation	2,189,945	1,982,559
Current maturities of long-term debt	4,664,454	4,152,908
Dividends payable	34,561	177,996
Current maturities of subordinated notes	1,760,000	—
Current maturities of convertible subordinated notes	1,875,000	—

Total current liabilities	20,199,034	15,261,664

Long-term debt	16,335,592	17,296,125
Subordinated notes, net of debt discount of $1,662,799	2,077,201	—
Warrant liability	1,794,702	—
Convertible subordinated notes, net of debt discount of $3,919,759 and $5,443,879	1,705.241	2,056,121

Total long-term debt, subordinated notes, warrant liability and convertible subordinated notes	21,912,736	19,352,246

Commitments and contingencies	—	—

Mandatorily redeemable convertible preferred stock (Series E)	—	4,709,921

Stockholders’ equity
Preferred stock (Aggregate liquidation preference $2,330,000; $1 par, 7,500,000 shares authorized)
Series H Junior Participating (none outstanding)	—	—
Series J (233 shares outstanding)	233	233

Total preferred stock	233	233
Common stock: $.10 par; 75,000,000 shares authorized 31,742,510 and 30,060,690 shares issued	3,174,251	3,006,069
Stock subscription	(412,500)	(412,500)
Additional paid-in capital	121,908,793	120,197,937
Accumulated deficit	(102,344,377)	(101,968,452)
Accumulated other comprehensive income	2,271,026	1,639,838
Treasury stock, at cost: 523,662 and 523,662 common shares	(2,485,141)	(2,485,141)

Total stockholders’ equity	22,112,285	19,977,984

	$64,224,055	$59,301,815

HearUSA, Inc.
Consolidated Statements of Operations
Nine Months Ended October 1, 2005 and September 25, 2004

	October 1,	September 25,
	2005	2004
	(unaudited)	(unaudited)
Net revenues
Hearing aids and other products	$53,706,549	$46,617,220
Services	3,995,852	4,157,405

Total net revenues	57,702,401	50,774,625
Operating costs and expenses
Hearing aids and other products	15,692,130	12,835,926
Services	1,342,226	1,305,112

Total cost of products sold and services	17,034,356	14,141,038
Center operating expenses	26,929,214	26,005,198
General and administrative expenses	8,848,091	7,534,233
Depreciation and amortization	1,446,203	1,578,190

Total operating costs and expenses	54,257,864	49,258,818

Income from operations	3,444,537	1,515,966
Non-operating income (expense):
Gain from insurance proceeds	430,122	—
Interest income	52,180	11,045
Interest expense (including approximately $1,759,000 and $1,595,000 of non-cash debt discount amortization)	(3,595,147)	(3,467,304)

Income (loss) from continuing operations	331,692	(1,940,293)

Discontinued operations:
Gain on disposition of assets	365,158	—
Loss from discontinued operations	(406,662)	(326,169)

Net loss from discontinued operations	(41,504)	(326,169)

Net income (loss)	290,188	(2,266,462)
Dividends on preferred stock	(666,113)	(530,828)

Net loss applicable to common stockholders	$(375,925)	$(2,797,290)

Net loss from continuing operations, including dividends on preferred stock, per common share — basic and diluted	$(0.01)	$(0.08)

Net loss applicable to common stockholders per common share — basic and diluted	$(0.01)	$(0.09)

Weighted average number of shares of common stock outstanding — basic and diluted	31,452,690	30,425,804

HearUSA, Inc.
Consolidated Statements of Operations
Three Months Ended October 1, 2005 and September 25, 2004

	October 1,	September 25,
	2005	2004
	(unaudited)	(unaudited)
Net revenues
Hearing aids and other products	$18,362,752	$15,911,778
Services	1,252,803	1,623,617

Total net revenues	19,615,555	17,535,395
Operating costs and expenses
Hearing aids and other products	5,624,739	4,345,713
Services	507,152	420,804

Total cost of products sold and services	6,131,891	4,766,517
Center operating expenses	8,868,510	8,460,660
General and administrative expenses	2,882,357	2,585,408
Depreciation and amortization	471,116	504,396

Total operating costs and expenses	18,353,874	16,316,981

Income from operations	1,261,681	1,218,414
Non-operating income (expense):
Gain from insurance proceeds	300,527	—
Interest income	22,582	3,601
Interest expense (including approximately $663,000 and $532,000 of non-cash debt discount amortization)	(1,234,171)	(1,138,273)

Income from continuing operations	350,619	83,742

Discontinued operations:
Net loss from discontinued operations	(140,155)	(139,824)

Net income (loss)	210,464	(56,082)
Dividends on preferred stock	(299,035)	(177,331)

Net loss applicable to common stockholders	$(88,571)	$(233,413)

Net income (loss) from continuing operations, including dividends on preferred stock, per common share — basic	$0.00	$(0.00)

Net income (loss) from continuing operations, including dividends on preferred stock, per common share — diluted	$0.00	$(0.00)

Net loss applicable to common stockholders per common share — basic	$(0.00)	$(0.01)

Net loss applicable to common stockholders per common share — diluted	$(0.00)	$(0.01)

Weighted average number of shares of common stock outstanding — basic	32,033,447	30,429,902

Weighted average number of shares of common stock outstanding — diluted	39,155,406	30,429,902

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